EXHIBIT 23.2


                       INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of Digital Insight Corporation on Form S-8 of our report dated February 1, 2002, appearing in Form 8K/A of Digital Insight Corporation relating to the financial statements of Virtual Financial Services, Inc. for the year ended December 31, 2001.

/S/ DELOITTE & TOUCHE LLP
----------------------------
Deloitte & Touche LLP

Indianapolis, Indiana
May 13, 2002